EXHIBIT 99.1

Varonis Announces First Quarter 2024 Financial Results

Annual recurring revenues grew 17% year-over-year
SaaS ARR as a percentage of total ARR was approximately 30%
Year-to-date cash from operations generated $56.7 million vs. $36.8 million last year
Year-to-date free cash flow generated $56.4 million vs. $35.7 million last year

NEW YORK, May 06, 2024 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a leader in data security, today announced financial results for the first quarter ended March 31, 2024.

Yaki Faitelson, Varonis CEO, said, "Our first quarter results reflect the continued strong adoption of our SaaS platform, driven by the automated outcomes that customers receive and our recently introduced MDDR offering, which we believe is a game changer for our company."

Guy Melamed, Varonis CFO & COO, added, “The robust demand for our SaaS platform resulted in 30% of total company ARR coming from SaaS at the end of the first quarter. We are well positioned to capitalize on the many tailwinds in our business which we think will benefit our ARR performance and cash flow generation."

Financial Summary for the First Quarter Ended March 31, 2024

  Total revenues were $114.0 million, compared with $107.3 million in the first quarter of 2023.
  SaaS revenues were $34.0 million, compared with $2.1 million in the first quarter of 2023.
  Term license subscription revenues were $56.0 million, compared with $80.9 million in the first quarter of 2023.
  Maintenance and services revenues were $24.1 million, compared with $24.4 million in the first quarter of 2023.
  GAAP operating loss was ($47.6) million, compared to GAAP operating loss of ($43.1) million in the first quarter of 2023.
  Non-GAAP operating loss was ($10.6) million, compared to non-GAAP operating loss of ($4.3) million in the first quarter of 2023.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three months ended March 31, 2024 and 2023. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $560.3 million as of the end of the first quarter, up 17% year-over-year.
  As of March 31, 2024, the Company had $774.4 million in cash and cash equivalents, short-term deposits and marketable securities.
  During the three months ended March 31, 2024, the Company generated $56.7 million of cash from operations, compared to $36.8 million generated in the prior year period.
  During the three months ended March 31, 2024, the Company generated $56.4 million of free cash flow, compared to $35.7 million generated in the prior year period.
  Announced Varonis for Microsoft 365 Copilot - the industry's first purpose-built solution to secure Microsoft's AI-powered productivity tool before and after deployment.
  Named to CRN's 2024 Security 100 List.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the second quarter of 2024, the Company expects:

  Revenues of $123.0 million to $126.0 million, or year-over-year growth of 7% to 9%.
  Non-GAAP operating loss of ($6.0) million to ($5.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.03) to ($0.02), based on 111.7 million basic and diluted shares outstanding.

For full year 2024, the Company now expects:

  ARR of $622.0 million to $628.0 million, or year-over-year growth of 15% to 16%.
  Free cash flow of $70.0 million to $75.0 million.
  Revenues of $536.0 million to $546.0 million, or year-over-year growth of 7% to 9%.
  Non-GAAP operating income of $9.0 million to $14.0 million.
  Non-GAAP net income per diluted share in the range of $0.13 to $0.16, based on 128.4 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Monday, May 6, 2024, at 4:30 p.m. Eastern Time, to discuss the Company's first quarter 2024 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13745727. A replay of this conference call will be available through May 13, 2024 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13745727. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, SaaS contracts, and maintenance contracts in effect at the end of that period. Subscription license contracts, SaaS contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is a leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), and insider risk management.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)
	Three Months Ended March 31,
	2024	2023
	Unaudited
Revenues:
Term license subscriptions	$55,980	$80,906
SaaS	33,985	2,068
Maintenance and services	24,057	24,361
Total revenues	114,022	107,335

Cost of revenues	21,349	17,637

Gross profit	92,673	89,698

Operating expenses:
Research and development	47,827	44,732
Sales and marketing	71,227	68,393
General and administrative	21,252	19,689
Total operating expenses	140,306	132,814

Operating loss	(47,633)	(43,116)
Financial income, net	8,545	7,773

Loss before income taxes	(39,088)	(35,343)
Income taxes	(1,402)	(2,961)

Net loss	$(40,490)	$(38,304)

Net loss per share of common stock, basic and diluted	$(0.37)	$(0.35)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,990,177	108,387,402

Stock-based compensation expense for the three months ended March 31, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
	Unaudited
Cost of revenues	$1,362	$2,500
Research and development	11,759	12,523
Sales and marketing	10,470	12,762
General and administrative	8,502	8,026
	$32,093	$35,811

Payroll tax expense related to stock-based compensation for the three months ended March 31, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
	Unaudited
Cost of revenues	$607	$286
Research and development	313	107
Sales and marketing	2,854	1,421
General and administrative	813	417
	$4,587	$2,231

Amortization of acquired intangibles and acquisition-related expenses for the three months ended March 31, 2024 and 2023 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2024	2023
	Unaudited
Cost of revenues	$381	$381
Research and development	—	412
Sales and marketing	—	—
General and administrative	—	—
	$381	$793

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31, 2024	December 31, 2023
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$147,051	$230,740
Marketable securities	355,743	253,175
Short-term deposits	45,280	49,800
Trade receivables, net	100,441	169,116
Prepaid expenses and other current assets	59,244	64,326
Total current assets	707,759	767,157
Long-term assets:
Long-term marketable securities	226,366	211,063
Operating lease right-of-use assets	49,220	51,838
Property and equipment, net	31,733	33,964
Intangible assets, net	881	1,263
Goodwill	23,135	23,135
Other assets	14,560	15,490
Total long-term assets	345,895	336,753
Total assets	$1,053,654	$1,103,910

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$2,899	$672
Accrued expenses and other short-term liabilities	109,202	125,057
Deferred revenues	185,086	181,049
Total current liabilities	297,187	306,778
Long-term liabilities:
Convertible senior notes, net	250,860	250,477
Operating lease liabilities	48,009	51,313
Deferred revenues	403	886
Other liabilities	4,846	4,808
Total long-term liabilities	304,118	307,484

Stockholders’ equity:
Share capital
Common stock	112	109
Accumulated other comprehensive loss	(9,105)	(8,649)
Additional paid-in capital	1,146,222	1,142,578
Accumulated deficit	(684,880)	(644,390)
Total stockholders’ equity	452,349	489,648
Total liabilities and stockholders’ equity	$1,053,654	$1,103,910

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended March 31,
	2024	2023
	Unaudited
Cash flows from operating activities:
Net loss	$(40,490)	$(38,304)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,909	2,891
Stock-based compensation	32,093	35,811
Amortization of deferred commissions	7,932	3,462
Non-cash operating lease costs	2,394	2,367
Amortization of debt issuance costs	383	376
Amortization of premium and accretion of discount on marketable securities	(3,743)	(1,293)

Changes in assets and liabilities:
Trade receivables	68,675	60,586
Prepaid expenses and other current assets	4,951	(7,236)
Deferred commissions	(7,359)	(3,033)
Other long-term assets	(136)	(589)
Trade payables	2,227	(2,254)
Accrued expenses and other short-term liabilities	(16,840)	(15,794)
Deferred revenues	3,554	(1,374)
Other long-term liabilities	173	1,214
Net cash provided by operating activities	56,723	36,830

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	15,100	16,650
Investment in marketable securities	(131,482)	(59,555)
Proceeds from short-term and long-term deposits	6,299	4,000
Investment in short-term and long-term deposits	(1,586)	(102,500)
Purchases of property and equipment	(297)	(1,110)
Net cash used in investing activities	(111,966)	(142,515)

Cash flows from financing activities:
Proceeds from employee stock plans	6,414	5,853
Taxes paid related to net share settlement of equity awards	(34,860)	(16,864)
Repurchase of common stock	—	(2,519)
Net cash used in financing activities	(28,446)	(13,530)
Decrease in cash and cash equivalents	(83,689)	(119,215)
Cash and cash equivalents at beginning of period	230,740	367,800
Cash and cash equivalents at end of period	$147,051	$248,585

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)
	Three Months Ended March 31,
	2024	2023
	Unaudited
Reconciliation to non-GAAP operating loss:

GAAP operating loss	$(47,633)	$(43,116)

Add back:
Stock-based compensation expense	32,093	35,811
Payroll tax expenses related to stock-based compensation	4,587	2,231
Amortization of acquired intangible assets and acquisition-related expenses	381	793
Non-GAAP operating loss	$(10,572)	$(4,281)

Reconciliation to non-GAAP net loss:

GAAP net loss	$(40,490)	$(38,304)

Add back:
Stock-based compensation expense	32,093	35,811
Payroll tax expenses related to stock-based compensation	4,587	2,231
Amortization of acquired intangible assets and acquisition-related expenses	381	793
Foreign exchange rate differences, net	(681)	(984)
Amortization of debt issuance costs	383	376
Non-GAAP net loss	$(3,727)	$(77)

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,990,177	108,387,402
Non-GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,990,177	108,387,402

GAAP net loss per share of common stock - basic and diluted	$(0.37)	$(0.35)
Non-GAAP net loss per share of common stock - basic and diluted	$(0.03)	$—

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Three Months Ended March 31,
	2024	2023
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$56.7	$36.8
Purchases of property and equipment	(0.3)	(1.1)
Free cash flow	$56.4	$35.7

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2024
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$77.0	$84.0
Purchases of property and equipment	(7.0)	(9.0)
Free cash flow	$70.0	$75.0